Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION ANNOUNCES FIRST QUARTER 2018 RESULTS

San Jose, Calif. (May 3, 2018) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the first quarter ended March 31, 2018.

“We are very pleased to report strong first quarter results”, said Jon Kirchner, chief executive officer of Xperi. “Billings exceeded the high end of our guidance range, mainly driven by increasing penetration of our solutions in the home and automotive markets. We remain confident about our long-term business prospects and bought back 645,000 shares during the quarter.”

Financial Highlights

($ in millions, except per share data)

	Q1 2018	Q1 2017
Billings	$104.3	$99.7
GAAP Operating Expenses	$98.0	$107.2
Non-GAAP Operating Expenses	$62.0	$65.5
Interest Expense	$6.3	$6.5
Cash Tax Payments	$4.0	$3.0
GAAP Diluted Shares Outstanding	49.7	50.4
Non-GAAP Diluted Shares Outstanding	52.1	51.6

Other Relevant Metrics	Q1 2018	Q1 2017
Operating Cash Flow[1]	$4.7	$19.0
Cash, Cash Equivalents & S-T Investments	$80.8	$122.2

[1]	Q1 2018 operating cash flow was negatively impacted by the payment of approximately $9 million to certain DTS employees for transaction-related retention bonuses. Q1 2017 operating cash flow was positively impacted by the early payment of $6 million in DTS performance bonuses in conjunction with the closing of the DTS acquisition in Q4 2016.

Stock Repurchase Program

During the first quarter of 2018, the Company repurchased approximately 645,000 shares of common stock for an aggregate amount of $15.0 million. These purchases were executed under the Company’s stock repurchase program. As of March 31, 2018, the Company had approximately $127.9 million remaining under its current repurchase program.

Dividends

On March 22, 2018, the Company paid $9.9 million to stockholders of record on March 1, 2018, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on April 26, 2018, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on June 14, 2018, to stockholders of record on May 24, 2018.

Financial Guidance

Consequent with the introduction of the new revenue accounting standard, ASC 606, the Company announced it would begin using billings as a key measure of business progress. As a result, the Company’s outlook is now based on billings rather than GAAP revenue. For additional information regarding the Company’s approach to guidance, please review the “ASC 606 Business Metrics and Guidance Approach” presentation given by the Company on January 25, 2018 at http://investor.xperi.com/events.cfm.

Q2 2018	GAAP Outlook	Non-GAAP Outlook
Billings	$99 to 103M	N/A
Operating Expense	$99 to 102M	$62 to 65M

The Company reiterates its 2018 financial guidance as follows:

FY 2018	GAAP Outlook	Non-GAAP Outlook
Billings	$415M to 445M	N/A
Operating Expense	$394M to 412M	$245M to 263M
Cash Tax Payments	$16M to 20M	$16M to 20M
Fully Diluted Shares	50.5 million	52.5 million
Operating Cash Flow	$120 to 145M	N/A

Conference Call Information

The Company will hold its first quarter 2018 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Thursday, May 3, 2018. To access the call in the U.S., please dial +1 877-260-1479, and for international callers dial +1 334-323-0522, approximately 15 minutes prior to the start of the conference call. The conference ID is 3321885. The conference call will also be broadcast live over the Internet at http://investor.xperi.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance and our long-term business prospects. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key

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patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; pricing trends, including the Company’s ability to achieve economies of scale; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands, DTS, FotoNation, HD Radio, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, automotive, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, HD Radio, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. Billings may vary materially from revenue recorded under U.S. GAAP.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, restructuring and other related exit costs. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial metrics.

– Tables Follow –

SOURCE: XPERI CORP

XPER-E

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XPERI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(33,017)	$(11,029)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation of property and equipment	1,775	1,834
Amortization of intangible assets	27,166	28,554
Stock-based compensation expense	7,408	7,081
Deferred income tax	(6,743)	(37,950)
Amortization of premium or discount on investments and other	1,012	87
Changes in operating assets and liabilities:
Accounts receivable	(7,059)	(7,132)
Unbilled contracts receivable, net	31,123	30,620
Other assets	(770)	6,575
Accounts payable	(609)	(3,292)
Accrued legal fees	(787)	1,499
Accrued and other liabilities	(17,543)	183
Deferred revenue	2,694	1,932

Net cash from operating activities	4,650	18,962

Cash flows from investing activities:
Purchases of property and equipment	(768)	(565)
Purchases of short-term investments	—	(11,493)
Proceeds from sales of short-term investments	8,540	1,035
Proceeds from maturities of short-term investments	7,800	4,650

Net cash from investing activities	15,572	(6,373)

Cash flows from financing activities:
Dividend paid	(9,886)	(9,843)
Repayment of debt	(100,000)	(1,500)
Proceeds from exercise of stock options	829	4,241
Proceeds from employee stock purchase program	3,402	1,155
Repurchase of common stock	(17,861)	(3,251)

Net cash from financing activities	(123,516)	(9,198)

Net increase (decrease) in cash, cash equivalents and restricted cash	(103,294)	3,391
Cash and cash equivalents at beginning of period	138,260	65,626

Cash, cash equivalents and restricted cash at end of period	$34,966	$69,017

XPERI CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2018	December 31, 2017*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,966	$138,260
Short-term investments	45,824	62,432
Accounts receivable, net	23,107	17,010
Unbilled contracts receivable	204,765	10,866
Other current assets	17,364	16,949

Total current assets	326,026	245,517

Long-term unbilled contracts receivable	71,331	2,930
Property and equipment, net	33,423	34,442
Intangible assets, net	404,623	431,789
Goodwill	385,574	385,574
Other assets	5,383	9,772

Total assets	$1,226,360	$1,110,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,624	$4,233
Accrued legal fees	6,696	7,483
Accrued liabilities	30,785	47,969
Current portion of long-term debt	—	34,451
Deferred revenue	4,597	2,686

Total current liabilities	45,702	96,822

Long-term deferred tax liabilities	72,564	15,085
Long-term debt, net	480,330	545,211
Other long-term liabilities	17,403	17,330
Stockholders’ equity:
Common stock	61	60
Additional paid-in capital	698,297	686,660
Treasury stock	(337,258)	(319,397)
Accumulated other comprehensive loss	(520)	(303)
Retained earnings	249,781	68,556

Total stockholders’ equity	610,361	435,576

Total liabilities and stockholders’ equity	$1,226,360	$1,110,024

*	Derived from audited financial statements

XPERI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Royalty and license fees	$65,532	$67,255

Total revenue	65,532	67,255

Operating expenses:
Cost of revenue	2,324	1,400
Research, development and other related costs	26,515	26,012
Selling, general and administrative	34,702	41,205
Amortization expense	27,166	28,555
Litigation expense	7,316	9,978

Total operating expenses	98,023	107,150

Operating loss	(32,491)	(39,895)
Interest expense	(6,318)	(6,459)
Other income and expense, net	3,154	46

Loss before taxes	(35,655)	(46,308)
Benefit from income taxes	(2,638)	(35,279)

Net loss	$(33,017)	$(11,029)

Basic and diluted net loss per share:
Net loss per share—basic	$(0.67)	$(0.22)

Net loss per share—diluted	$(0.67)	$(0.22)

Cash dividends declared per share	$0.20	$0.20

Weighted average number of shares used in per share calculations—basic	49,302	49,139

Weighted average number of shares used in per share calculations—diluted	49,302	49,139

XPERI CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION SCHEDULE

OTHER INCOME AND EXPENSE, NET

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Other income and expense, net:
Interest income from significant financing components under Topic 606	$2,151	$—
Interest income from investments	250	213
Other income (losses)	753	(167)

Total	$3,154	$46

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
GAAP operating expenses	$98,023	$107,150

Adjustments to non-GAAP operating expenses:
Stock-based compensation expense—R&D	(3,094)	(2,697)
Stock-based compensation expense—SG&A	(4,314)	(4,364)
Amortization expense	(27,166)	(28,555)
Acquisition & related expense	(1,480)	(6,024)

Non-GAAP operating expenses	$61,969	$65,510

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE

(in millions)

(unaudited)

	Three months ended June 30, 2018		Twelve months ended December 31, 2018
	Low	High	Low	High
GAAP expense	$99	$102	$394	$412

Stock-based compensation—R&D	(4)	(4)	(15)	(15)
Stock-based compensation—SG&A	(5)	(5)	(22)	(22)
Acquisition & related expense	(1)	(1)	(3)	(3)
Amortization	(27)	(27)	(109)	(109)

Total of non-GAAP adjustments	(37)	(37)	(149)	(149)

Non-GAAP expense	$62	$65	$245	$263